Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-81245, 333-36112, 333-75464, 333-08891, 333-08893, 333-02166, 333-31585, 333-48883, 333-66707, 333-74617, 333-81273, 333-39732, 333-39730, 333-61582, 333-65850, 333-89242, 333-102085, 333-105701, 333-115809, 333-120407, 333-125269, 333-134470, 333-143337, and 333-151192 on Form S-8 of our report dated March 28, 2008, relating to the consolidated financial statements of WJ Communications, Inc. and subsidiaries as of and for the year ended December 31, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—An interpretation of FASB Statement No. 109) appearing as an exhibit to the Current Report on Form 8-K/A of TriQuint Semiconductor, Inc. filed on August 6, 2008.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

August 6, 2008